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                                 [F.Y.I. LOGO]

                 F.Y.I. ANNOUNCES ACQUISITION OF IMAGE ENTRY
        EXPANDING COMPANY'S GOVERNMENT AND INSURANCE INDUSTRY PRESENCE

DALLAS, April 12, 2001 - F.Y.I. Incorporated (Nasdaq: FYII), one of the nation's leading providers of business process outsourcing solutions, today announced its acquisition of Image Entry, Inc., based in London, Kentucky.

Image Entry provides information management solutions, primarily for insurance organizations and state and federal government agencies. The company has more than 1000 employees and operates through 11 locations across Alabama, Arkansas, Kentucky, and Tennessee. Since its inception in 1992, Image Entry has become an emerging leader in outsourced medical claims processing, supporting on-line claims adjudication. The company serves 14 of 50 state BlueCross/BlueShield organizations and processes approximately 18 million claims annually. The company has obtained federal certifications allowing it to process federal employee benefit program claims as well.

Image Entry has an extensive service platform supporting outsourced tax return and related remittance processing for the departments of revenue in several states including Alabama, Arkansas, Illinois, Indiana, and Missouri. In addition, the company provides outsourced processing for a host of other state government agencies addressing management of vital statistics as well as records for human services, insurance, labor, library and archives, public safety, and transportation departments. At the federal level, Image Entry is working with both the National Weather Service and the Immigration and Naturalization Service to digitize information and create systems for on-line data retrieval within these agencies and to establish electronic data repositories providing rapid researching capabilities for external use. The company also provides data capture and image conversion services to support a variety of business processes as well as information processing services to support customer care and demographic analysis for consumer products companies.

"The acquisition of Image Entry extends F.Y.I.'s reach into state and federal government agencies, providing additional service platform capacity and new applications, such as the remittance processes for departments of revenue," said Ed H. Bowman, Jr., President and CEO of F.Y.I. Incorporated. "We expect to leverage Image Entry's expertise, resources, and strong client relationships in combination with our existing New York state government services platform to support large government contracts both at the state and federal level."

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Mr. Bowman continued, "Image Entry also brings additional on-line processing capabilities to complement our medical claims processing business, which today processes more than 60 million claims annually. Image Entry provides a strong, cost-competitive domestic service platform alternative that we can bring to bear in addition to our offshore service infrastructure. Bill Deaton, the company's founder, and his team have provided strong guidance and leadership for the business, and we look forward to their continued leadership and contributions as part of F.Y.I. Incorporated."

ABOUT F.Y.I. INCORPORATED

F.Y.I. Incorporated is a leading, national, single-source provider of business process outsourcing solutions. Headquartered in Dallas, the company serves clients in information-intensive industries such as healthcare, legal, banking, insurance, and government. F.Y.I. was added to the S&P SmallCap 600 Index in January 2000 and is also a component of the Russell 2000 Index.

F.Y.I. Incorporated employs more than 10,000 people and operates in over 40 states, Washington D.C., Puerto Rico, Mexico, and the Grenadines. In 1999, and for the second straight year, F.Y.I. was recognized by Forbes Magazine as one of the 200 BEST SMALL COMPANIES, based on return on equity, sales growth, and EPS growth. This follows FORTUNE magazine naming F.Y.I. as one of AMERICA'S 100 FASTEST GROWING PUBLIC COMPANIES.

For more information about F.Y.I.'s service offerings, including case-study examples, visit the F.Y.I. Incorporated website at http://www.fyii.com.

THE STATEMENTS IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACT, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING
STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS OF INTEGRATING OUR OPERATING COMPANIES, OF MANAGING OUR RAPID GROWTH, OF THE TIMING AND MAGNITUDE OF TECHNOLOGICAL ADVANCES, OF THE OCCURRENCES OF FUTURE EVENTS THAT COULD DIMINISH OUR EXISTING CUSTOMERS' NEEDS FOR OUR SERVICES, OF A CHANGE IN THE DEGREE TO WHICH COMPANIES CONTINUE TO OUTSOURCE BUSINESS PROCESSES, AS WELL AS THE RISKS DETAILED IN F.Y.I. INCORPORATED'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, THOSE DETAILED UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K. F.Y.I. DISCLAIMS ANY INTENTION OR OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS, INCLUDING FINANCIAL ESTIMATES, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

Contacts
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Investor: Lon Baugh, Director, Investor Relations, (214) 953-7683
Industry: Ron Zazworsky, President, Health & Government Services, (404) 816-5882


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